EXHIBIT 5(mm)


                  INVESTMENT ADVISORY AGREEMENT
                  -----------------------------

                  (Warburg Pincus Tax Free Fund)


          AGREEMENT made as of March 31, 1995 between THE RBB
FUND, INC., a Maryland corporation (herein called the "Company"), and Warburg, Pincus Counsellors, Inc. (herein called the
"Investment Advisor").

          WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act"), of which the Warburg Pincus Tax Free Fund
(the "Fund") is a separate investment portfolio; and

          WHEREAS, the Company desires to retain the Investment
Advisor to render certain investment advisory services to the Company with respect to the Fund, and the Investment Advisor is willing to so render such services,

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

          1.   Appointment.  The Company hereby appoints the
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Investment Advisor to act as investment advisor for the Fund for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          2.   Delivery of Documents.  The Company has furnished
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the Investment Advisor with copies properly certified or
authenticated of each of the following:

               (a) Resolutions of the Board of Directors of the Company authorizing the appointment of the Investment Advisor and the execution and delivery of this Agreement;

               (b) The Prospectus and Statement of Additional Information relating to the class of Shares representing interests in the Fund of the Company in effect under the 1933 Act (such prospectus and statement of additional information, as presently in effect and as it shall from time to time be amended and supplemented, is herein called the "Prospectus").

          The Company will furnish the Investment Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

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          3.   Management of the Fund.  Subject to the
               ----------------------
supervision of the Board of Directors of the Company, the Investment Advisor will provide for the overall management of the Fund including (i) the provision of a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund, (ii) the determination from time to time of what securities and other investments will be purchased, retained, or sold by the Company for the Fund, and (iii) the placement from time to time of orders for all purchases and sales made for the Fund. The Investment Advisor will provide the services rendered by it hereunder in accordance with the Fund's investment objectives, restrictions and policies as stated in the applicable Prospectus contained in the Registration Statement. The Investment Advisor further agrees that it will render to the Company's Board of Directors such periodic and special reports regarding the performance of its duties under this Agreement as the Board may request. The Investment Advisor agrees to provide to the Company (or its agents and service providers) prompt and accurate data with respect to the Fund's transactions and, where not otherwise available, the daily valuation of securities in the Fund.

          4.   Brokerage.  The Investment Advisor may place
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orders either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Investment Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Investment Advisor may, subject to the review of the Board of Directors, select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Investment Advisor.
Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Investment Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Investment Advisor determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of the Investment Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In no instance will the Fund's securities be purchased from or sold to the Company's principal underwriter, the Investment Advisor, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.




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


          5.   Conformity with Law; Confidentiality.  The
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Investment Advisor further agrees that it will comply with all applicable rules and regulations of all federal regulatory agencies having jurisdiction over the Investment Advisor in the performance of its duties hereunder. The Investment Advisor will treat confidentially and as proprietary information of the Company all records and other information relating to the Company and prior, present or potential shareholders (except clients of the Investment Advisor and its affiliates), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          6.   Services Not Exclusive.  The investment management
               ----------------------
and services rendered by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          7.   Books and Records.  In compliance with the
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requirements of Rule 31a-3 under the 1940 Act, the Investment
Advisor hereby agrees that all records which it maintains for the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          8.   Expenses.  During the term of this Agreement, the
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Investment Advisor will pay all expenses incurred by it in
connection with its activities under this Agreement other than the cost of securities purchased for the Fund (including brokerage commissions, if any), the cost of independent pricing services used in valuing the Fund's securities and fees and expenses of registering and qualifying shares for distribution under state securities laws.

          If the expenses borne by the Fund in any fiscal year exceed the most restrictive applicable expense limitations imposed by the securities regulations of any state in which the Shares of the Fund are registered or qualified for sale to the public, the Investment Advisor shall reimburse the Fund for any excess up to the amount of the fees payable by the Fund to it during such fiscal year pursuant to Paragraph 9 hereof; provided,
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


however, that notwithstanding the foregoing, the Investment
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Advisor shall reimburse the Fund for such excess expenses
regardless of the amount of such fees payable to it during such fiscal year to the extent that the securities regulations of any state in which the Shares are registered or qualified for sale so require.

          9.   Compensation.
               ------------

               (a) For the services provided and the expenses assumed pursuant to this Agreement with respect to the Fund, the Company will pay the Investment Advisor from the assets of the Fund and the Investment Advisor will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of .50% of the Fund's average daily net assets.

               (b) The fee attributable to the Fund shall be satisfied only against assets of the Fund and not against the assets of any other investment portfolio of the Company.

         10.   Limitation of Liability of the Investment Advisor.
               -------------------------------------------------
The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("Disabling Conduct"). The Fund will indemnify the Investment Advisor against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from Disabling Conduct by the Investment Advisor. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Advisor was not liable by reason of Disabling Conduct; or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Advisor was not liable by reason of Disabling Conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("Disinterested Non-Party Directors") or (b) an independent legal counsel in a written opinion. The Investment Advisor shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law.




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


The Investment Advisor shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Investment Advisor shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Disinterested Non-Party Directors, or independent legal counsel, in a written opinion, shall have determined, based upon a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Investment Advisor will ultimately be found to be entitled to indemnification. Any amounts payable by the Fund under this Section shall be satisfied only against the assets of the Fund and not against the assets of any other investment portfolio of the Company.

         11.   Duration and Termination.  This Agreement shall
               ------------------------
become effective with respect to the Fund on the day after approval of this Agreement by vote of a majority of the outstanding voting securities of the Fund and, unless sooner terminated as provided herein, shall continue with respect to the Fund until August 16, 1995. Thereafter, if not terminated, this Agreement shall continue with respect to the Fund for successive annual periods ending on August 16, provided such continuance is
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specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Fund; provided, however,
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that this Agreement may be terminated with respect to the Fund by the Company at any time, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Fund, on 60 days' prior written notice to the Investment Advisor, or by the Investment Advisor at any time, without payment of any penalty, on 90 days' prior written notice to the Company. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act).

         12.   Amendment of this Agreement.  No provision of this
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Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which




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


enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Fund shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund.

         13.  Miscellaneous.  The captions in this Agreement are
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included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by and construed and enforced in accordance with the laws of the state of New York without giving effect to the conflicts of laws principles thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                   THE RBB FUND, INC.


                                   By: /s/Edward J. Roach
                                      -------------------
President


                                   WARBURG, PINCUS COUNSELLORS, INC.


                                   By:/s/ Eugene P. Grace
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